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                                                                Exhibit 99(g)(8)

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                                800 NICOLLET MALL
                              MINNEAPOLIS, MN 55402

                                                            [____________], 2007

State Street Bank and Trust Company
2 Avenue de Lafayette, LCC/5
Boston, MA  02111
Attention:  William M. Marvin, Vice President

      Re: GLOBAL INFRASTRUCTURE FUND

Ladies and Gentlemen:

Please be advised that the undersigned First American Investment Funds, Inc. (the "Fund") has established a new series of shares to be known as the Global Infrastructure Fund. In accordance with Section 18.5, the Additional Funds provision, of the Custodian Agreement dated as of July 1, 2005 (the "Custodian Agreement"), by and between the Fund and State Street Bank and Trust Company (the "Custodian"), the Fund hereby requests that you act as Custodian for the aforementioned series under the terms of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                    Sincerely,

                                     FIRST AMERICAN INVESTMENT FUNDS, INC.
                                     on behalf of:
                                        Global Infrastructure Fund

                                    By:
                                         -------------------------------------
                                    Name:
                                    Title:
                                            Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: ------------------------------------
Name:
Title:

Effective Date: -----------, 2007